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                                                                   EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203, 33-
46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694, 33-
60141, 33-64507 and Form S-3 Nos. 33-82012 and 33-63513) of our report dated
April 24, 1996, with respect to the consolidated financial statements and schedule of Symantec Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 1996.



                                                               ERNST & YOUNG LLP

San Jose, California
June 20, 1996